2Q17 Quarterly Supplement July 14, 2017 © 2017 Wells Fargo & Company. All rights reserved.

Wells Fargo 2Q17 Supplement 1 Appendix Real estate 1-4 family mortgage portfolio 28 Consumer credit card portfolio 29 Auto portfolios 30 Student lending portfolio 31 Common Equity Tier 1 (Fully Phased-In) 32 Return on average tangible common equity (ROTCE) 33 Forward-looking statements and additional information 34 Table of contents 2Q17 Results 2Q17 Highlights Page 2 Year-over-year results 3 Balance Sheet and credit overview (linked quarter) 4 Income Statement overview (linked quarter) 5 Loans 6 Commercial loan trends 7 Consumer loan trends 8 Deposits 9 Net interest income 10 Noninterest income 11 Trading-related net interest income & noninterest income 12 Noninterest expense and efficiency ratio 13 Noninterest expense analysis (reference for slides 15 &16) 14 Noninterest expense – linked quarter 15 Noninterest expense – year over year 16 Targeting $2 billion expense reduction by YE18 17-18 Community Banking 19 Community Banking metrics 20-21 Wholesale Banking 22 Wealth and Investment Management 23 Credit quality 24 Capital 25 2Q17 Summary 26 Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.

Wells Fargo 2Q17 Supplement 2 5,558 5,644 5,274 5,457 5,810 2Q16 3Q16 4Q16 1Q17 2Q17 2Q17 Highlights  Earnings of $5.8 billion  Diluted earnings per common share of $1.07  Revenue stable year-over-year (YoY) and up 1% linked quarter (LQ) - Net interest income up 6% YoY and 1% LQ - Noninterest income down 7% YoY and stable LQ  Average loans and deposits grew YoY - Average loans up 1% YoY and down 1% LQ - Average deposits up 5% YoY and stable LQ  Strong credit quality - Provision expense down 48% YoY and 8% LQ - Nonperforming assets down 25% YoY and 8% LQ  Strong capital position - Common Equity Tier 1 ratio (fully phased- in) of 11.6% at 6/30/17 (1) - Returned $3.4 billion to shareholders through common stock dividends and net share repurchases in 2Q17 (1) 2Q17 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 32 for additional information regarding the Common Equity Tier 1 capital ratio. Diluted earnings per common share Wells Fargo Net Income ($ in millions, except EPS) $1.01 $1.03 $0.96 $1.00 $1.07

Wells Fargo 2Q17 Supplement 3 5,048.5 4,966.8 2Q16 2Q17 1,236.7 1,301.2 2Q16 2Q17 11.7 12.5 2Q16 2Q17 5.6 5.8 2Q16 2Q17 950.8 956.9 2Q16 2Q17 22.2 22.2 2Q16 2Q17 Year-over-year results Diluted earnings per common share Net Income ($ in billions, except EPS) Revenue ($ in billions) Period-end Common Shares Outstanding (shares in millions) Average Deposits ($ in billions) Average Loans ($ in billions) Net Interest Income ($ in billions) $1.01 $1.07

Wells Fargo 2Q17 Supplement 4 Balance Sheet and credit overview (linked quarter) Loans  Down $982 million driven by lower consumer loans - Consumer loan balances reflected the anticipated decline in auto on tighter credit underwriting standards, as well as continued paydowns in junior lien mortgage loans Cash and short-term investments  Down $43.5 billion reflecting lower deposit balances and wholesale funding paydowns Trading assets  Up $3.3 billion Investment securities  Up $2.0 billion as ~$37 billion of gross purchases, a majority of which were agency MBS, were largely offset by the sale of lower-yielding short-duration securities, as well as run-off Deposits  Down $19.6 billion driven by seasonally lower consumer and commercial deposits, partially offset by higher mortgage escrow Long-term debt  Down $17.6 billion as issuances were more than offset by maturities and net Federal Home Loan Bank (FHLB) prepayments of $13.0 billion - Issuances included $6.5 billion of parent TLAC-eligible senior debt securities Short-term borrowings  Up $485 million Common stock outstanding  Common shares outstanding down 30.0 million on net share repurchases of $1.5 billion Credit  Net charge-offs of $655 million, down $150 million to 27 bps of average loans (annualized)  Nonperforming assets of $9.8 billion, down $827 million  $100 million reserve release (1) reflected credit improvement across auto, residential mortgage and commercial portfolios, partially offset by deterioration in unsecured consumer exposure, primarily credit card Period-end balances. All comparisons are 2Q17 compared with 1Q17. (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Wells Fargo 2Q17 Supplement 5 Income Statement overview (linked quarter) Total revenue  Revenue of $22.2 billion, up $167 million Net interest income  NII up $183 million as the benefit of repricing of certain earning assets in response to higher short-term rates exceeded the cost of repricing liabilities, as well as one additional day in the quarter; NIM up 3 bps to 2.90% Noninterest income  Noninterest income down $16 million - Trust and investment fees up $59 million on higher investment banking and asset-based fees - Card fees up $74 million on higher credit and debit card purchase volumes - Mortgage banking down $80 million on lower net gains on mortgage originations reflecting a lower production margin, as well as lower mortgage servicing results - Market sensitive revenue (1) down $333 million as lower trading gains and lower gains on equity investments were partially offset by an $84 million increase in gains on debt securities - Other income up $249 million on $309 million gain on sale of a Pick-a-Pay PCI loan portfolio, as well as a favorable result from net hedge ineffectiveness accounting ($21 million gain in 2Q17 vs. $193 million loss in 1Q17), partially offset by lower income on investments accounted for under the equity method Noncontrolling interest (reduces net income)  Minority interest down $53 million reflecting lower equity gains from venture capital businesses Noninterest expense  Noninterest expense down $251 million - Personnel expense down $522 million from a seasonally high 1Q17 - Outside professional services up $225 million from a typically low 1Q and reflected higher project and consulting spend - Operating losses up $68 million on higher litigation accruals Income tax expense  27.7% effective income tax rate included $186 million of discrete tax benefits, or approximately $0.04 per share, primarily as a result of our agreement to sell Wells Fargo Insurance Services  Full year 2017 effective income tax rate currently expected to be ~29% All comparisons are 2Q17 compared with 1Q17. (1) Consists of net gains from trading activities, debt securities and equity investments.

Wells Fargo 2Q17 Supplement 6 957.2 961.3 967.6 958.4 957.4 2Q16 3Q16 4Q16 1Q17 2Q17 950.8 957.5 964.1 963.6 956.9 2Q16 3Q16 4Q16 1Q17 2Q17 Loans  Total average loans of $956.9 billion up $6.1 billion, or 1%, YoY and down $6.7 billion, or 1%, LQ – Commercial loans down $1.1 billion LQ on modestly lower commercial & industrial and commercial real estate – Consumer loans down $5.6 billion LQ driven by a $2.4 billion decline in auto and a $2.1 billion decline in consumer real estate  Total average loan yield of 4.36%, up 10 bps LQ on higher rates  Total loans increased $266 million YoY, and declined $982 million LQ on a $2.5 billion decline in auto - Please see pages 7 and 8 for additional information Period-end Average Total average loan yield Period-end Loans Outstanding ($ in billions) Average Loans Outstanding ($ in billions) 4.16% 4.17% 4.20% 4.26% 4.36%

Commercial loan trends

Commercial loans up $11.4 billion YoY and $897 million LQ:

($ in billions, Period-end balances)



Commercial and Industrial
340
330
320
310
300
290
280
270
260
250
2Q16
1Q17
2Q17

Commercial and Industrial loans up $1.9 billion LQ

Growth in balances…

- $1.1 billion in Government & Institutional Banking on new originations late in 2Q
- $605 million in Wells Fargo Commercial Capital despite a $1.0 billion decline in Commercial Distribution Finance on seasonality
- $469 million in Global Banking on growth in Europe reflecting new relationship activity
- Modest growth in Middle Market Banking

…partially offset by:

- $620 million decline in Financial Institutions reflected actions taken to lower our exposure in certain emerging markets, as well as lower demand
- Payoffs/paydowns in Corporate Banking resulting from capital markets activity (Wells Fargo Securities was involved in some capacity on all transactions) partially offset by growth in the business
- Modest decline in Commercial Dealer Services



Commercial Real Estate
160
150
140
130
120
110
100
2Q16
1Q17
2Q17

Commercial Real Estate loans down $982 million LQ

- CRE construction up $273 million due to continued fundings under construction commitments
- CRE mortgage down $1.3 billion as we have maintained our credit discipline in a competitive, highly liquid financing market

Wells Fargo 2Q17 Supplement 7

Wells Fargo 2Q17 Supplement 8 Consumer loan trends ($ in billions, Period-end balances) Consumer loans down $11.1 billion YoY and $1.9 billion LQ  First mortgage loans up $1.9 billion LQ: - Nonconforming loan growth of $7.3 billion - Growth partially offset by continued run-off of higher-yielding legacy portfolios, including the sale of a $569 million Pick-a-Pay PCI loan portfolio  Junior lien mortgage loans down $1.6 billion LQ and down $7.0 billion YoY as continued paydowns more than offset new originations  Up $563 million LQ reflecting seasonality  Down $2.5 billion LQ and down $4.0 billion YoY as tighter credit underwriting standards slowed originations  Continued decline in outstanding loans expected this year  Student loans down $316 million LQ on seasonality  Personal loans and lines down $190 million LQ 1-4 Family First Junior Lien 20 24 28 32 36 2Q16 1Q17 2Q17 Credit Card 30 35 40 45 50 55 60 2Q16 1Q17 2Q17 Automobile 20 24 28 32 36 40 44 2Q16 1Q17 2Q17 Other Revolving Credit and Installment 0 50 100 150 200 250 300 2Q16 1Q17 2Q17 Consumer Real Estate 1-4 Family First & Junior Lien Mortgage

Deposits

Average Deposits and Rates
($ in billions)



1,236.7
1,299.2
1,301.2
353.0
363.7
366.3
883.7
935.5
934.9
0.11%
0.17%
0.21%
2Q16
1Q17
2Q17
Interest-bearing deposits
Noninterest-bearing deposits
Average deposit cost

Period-end Deposits
($ in billions)



1,245.5
1,325.4
1,305.8
2Q16
1Q17
2Q17

Average

- Deposits up $64.5 billion, or 5%, YoY and $2.0 billion LQ
  - Noninterest-bearing deposits up $13.3 billion, or 4%, YoY and up $2.6 billion, or 1%, LQ
  - Interest-bearing deposits up $51.2 billion, or 6%, YoY and down $522 million LQ
- Average deposit cost of 21 bps, up 4 bps LQ and 10 bps YoY driven by increases in commercial deposit pricing
- Consumer and small business banking deposits (1) of $760.1 billion, up 5% YoY and stable LQ

Period-end

- Total period-end deposits up $60.3 billion, or 5%, YoY on an increase in commercial deposits, as well as higher consumer and small business banking balances (1)
- Deposits down $19.6 billion, or 1%, LQ on seasonality, partially offset by higher mortgage escrow deposits
- Primary consumer checking customers (2) in May up 0.7% YoY

(1) Total deposits excluding mortgage escrow and wholesale deposits. Period-end and average consumer and small business banking deposits for 2Q17 included $1.6 billion and $2.1 billion, respectively, and 1Q17 included $1.3 billion and $2.1 billion, respectively, of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment.
(2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposits.

Wells Fargo 2Q17 Supplement 9

Wells Fargo 2Q17 Supplement 10 11,733 11,952 12,402 12,300 12,483 2Q16 3Q16 4Q16 1Q17 2Q17  Net interest income increased $750 million, or 6%, YoY, and increased $183 million, or 1%, LQ as the benefit of repricing earning assets in response to higher short-term interest rates exceeded the cost of repricing liabilities, as well as on one additional day in the quarter; variable income was flat LQ  Average earning assets down $3.8 billion LQ - Loans down $6.7 billion - Investment securities down $3.0 billion - Short-term investments/fed funds sold down $2.2 billion - Trading assets up $4.3 billion - Other earnings assets up $3.8 billion  NIM of 2.90% up 3 bps LQ as the benefit from higher short-term interest rates, disciplined deposit pricing and a reduction in long-term debt, was partially offset by the impact from lower loan and investment securities balances Net interest income Net Interest Margin (NIM) Net Interest Income ($ in millions) 2.86% 2.82% 2.87% 2.87% 2.90%

Noninterest income

($ in millions)		2Q17	vs 1Q17		vs 2Q16
Noninterest income					
Service charges on deposit accounts	$	1,276	(3)	%	(4)
Trust and investment fees:					
Brokerage advisory, commissions and other fees		2,329	-		2
Trust and investment management		837	1		-
Investment banking		463	11		10
Card fees		1,019	8		2
Other fees		902	4		-
Mortgage banking		1,148	(7)		(19)
Insurance		280	1		(2)
Net gains from trading activities		237	(46)		(28)
Net gains on debt securities		120	n.m.		(73)
Net gains from equity investments		188	(53)		(1)
Lease income		493	2		(1)
Other		394	n.m.		(18)
Total noninterest income	$	**9,686**	**-**	%	**(7)**



10,429
10,376
9,180
9,702
9,686
2Q16
3Q16
4Q16
1Q17
2Q17

- Deposit service charges down $37 million LQ on higher Earnings Credit Rate on higher interest rates, and lower consumer and business checking service charges
- Trust and investment fees up $59 million primarily on an 11% increase in investment banking fees driven by higher equity and debt originations, as well as higher asset-based fees
- Card fees up $74 million on higher credit and debit card purchase volumes
- Other fees up $37 million on higher commercial real estate brokerage commissions and higher loan fees
- Mortgage banking down $80 million reflecting lower servicing income and mortgage origination revenue
  - Servicing income down $56 million primarily due to lower net hedge results and higher prepayments
  - Residential mortgage origination revenue down $24 million reflecting lower production margins while originations increased 27% due to seasonality
- Trading gains down $202 million
  - Please see page 12 for additional information
- Gains from equity investments down $215 million on lower venture capital results
- Other income up $249 million on a $309 million gain on the sale of a Pick-a-Pay PCI loan portfolio, as well as a favorable result from net hedge ineffectiveness accounting ($21 million gain in 2Q17 vs. $193 million loss in 1Q17), partially offset by lower income on investments accounted for under the equity method

Wells Fargo 2Q17 Supplement 11

Trading-related net interest income and noninterest income

($ in millions)		2Q17	1Q17	2Q16	Linked Quarter Change			Year-over-year Change		
Trading-related revenue										
Net interest income	$	602	551	489	$	51	9 %	$	113	23 %
Net gains/(losses) on trading activities		237	439	328		(202)	(46)		(91)	(28)
Trading-related revenue	**$**	**839**	**990**	**817**	**$**	**(151)**	**(15) %**	**$**	**22**	**3 %**

- Trading-related revenue of $839 million was down $151 million from 1Q17:
  - Net interest income increased $51 million
    - $44 million in net interest income associated with the periodic dividends and carry income on positions in our equity and RMBS books, with offsetting losses in net gains on trading activities from the resulting valuation on the associated assets (neutral to total trading-related revenue)
    - Average trading asset balances up 5%
  - Net gains/(losses) on trading activities decreased $202 million primarily on:
    - $81 million lower deferred compensation plan investment results (largely offset in employee benefits expense) ($86 million gain in 2Q17 vs. $167 million gain in 1Q17)
    - Lower market-making results reflected:
      - Lower credit trading on weaker trading volumes in investment grade, high-yield and distressed debt
      - Lower asset-backed finance trading on lower trading volumes in RMBS, ABS and CMBS
    - $44 million trading loss resulting from RMBS and equity-related activity which is offset by carry income and dividends from the associated assets that were recognized in net interest income
    - $24 million decline in credit valuation adjustments (CVA) and debt valuation adjustments (DVA) ($20 million in 2Q17 vs. $44 million in 1Q17)
- Trading-related revenue was up $22 million from 2Q16 driven by an increase in deferred compensation plan investment results

Wells Fargo 2Q17 Supplement 12

Noninterest expense and efficiency ratio (1)

($ in millions)		2Q17	vs 1Q17		vs 2Q16
Noninterest expense					
Salaries	$	4,343	2	%	6
Commission and incentive compensation		2,499	(8)		(4)
Employee benefits		1,308	(22)		5
Equipment		529	(8)		7
Net occupancy		706	(1)		(1)
Core deposit and other intangibles		287	(1)		(4)
FDIC and other deposit assessments		328	(2)		29
Outside professional services (2)		1,029	28		34
Other (2)		2,512	4		5
Total noninterest expense	$	**13,541**	**(2)**	%	**5**


12,866
13,268
13,215
13,792
13,541
58.1%
59.4%
61.2%
62.7%
61.1%
2Q16
3Q16
4Q16
1Q17
2Q17
Efficiency Ratio

- Noninterest expense down $251 million LQ
  - Personnel expense down $522 million
    - Salaries up $82 million reflecting the impact of annual salary increases
    - Commission and incentive compensation down $226 million from a seasonally high 1Q17, partially offset by higher revenue-based incentive compensation
    - Employee benefits expense down $378 million from a seasonally high 1Q17, and included $75 million lower deferred compensation expense (partially offset in net trading gains)
  - Equipment expense down $48 million from typically high 1Q levels
  - Outside professional services (2) up $225 million reflecting higher project and consulting spend
  - Other expense (2) up $107 million
    - Contract services up $24 million on higher project spend
    - Operating losses up $68 million on higher litigation accruals
    - Advertising expense up $23 million from typically low 1Q levels, as well as the launch of a new marketing campaign
    - $94 million donation to the Wells Fargo Foundation, up $59 million LQ
    - Foreclosed asset, postage, and travel and entertainment expenses down $53 million
- 2Q17 efficiency ratio of 61.1%

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.

(2) The sum of Outside professional services expense and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 18 and 19 of the press release.

Wells Fargo 2Q17 Supplement 13

Wells Fargo 2Q17 Supplement 14 Noninterest expense analysis (reference for slides 15 and 16) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs Infrastructure: Equipment, occupancy, etc.

Wells Fargo 2Q17 Supplement 15 $13,792 $13,541 ($570) $37 $266 $65 $3 ($52) $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 $12,000 $13,000 $14,000 $15,000 Third Party Services: Higher project spending, consulting, contract services and legal expense included spending for: Infrastructure: Lower equipment expense from typically high 1Q Compensation & Benefits: Seasonally lower personnel expense and lower deferred compensation expense “Running the Business” – Non Discretionary: Higher operating losses on higher litigation accruals “Running the Business” – Discretionary Revenue- related: Higher commissions and incentive compensation on increased mortgage production and retail brokerage asset-based revenue 1Q17 2Q17 Noninterest expense – linked quarter ($ in millions) Technology +$84 Consent Orders +$56 Resolution & Recovery Planning +$30 Legal Expense +$24

Wells Fargo 2Q17 Supplement 16 $12,866 $13,541 $339 ($152) $339 $185 ($60) $24 $8,000 $9,000 $10,000 $11,000 $12,000 $13,000 $14,000 $15,000 Third Party Services: Higher project spending, consulting, contract services and legal expense Infrastructure: Higher equipment expense “Running the Business” – Discretionary: Lower travel & entertainment, postage, and advertising expenses Compensation & Benefits: Higher salaries from annual salary increases and a 1% increase in FTEs “Running the Business” – Non Discretionary: $94 million donation to Wells Fargo Foundation, and higher FDIC expense Revenue- related: Lower commissions and other incentives, and lower operating lease expense 2Q16 2Q17 Noninterest expense – year over year ($ in millions) Considerations: ~ $110 million of third party services expense was sales-practices related in 2Q17

Targeting $2 billion expense reduction by year-end 2018 (Slide 1 of 2)

We expect efficiency initiatives will reduce expenses by $2 billion annually by year-end 2018 and that those savings will support our investment in the business

Initiative and Targeted Savings	Examples of Initiatives Include:
Centralization and Optimization **($1.3 billion)**	*Areas include: Human Resources, Finance, Marketing, Communications, Technology, Operations and Data & Analytics* **Highlights:** <u>Enterprise-wide</u> • Moved 113,000 team members as we aligned business and functional areas in the last 18 months <u>Human Resources (HR)</u> • As of 2Q 2017, 20% of all HR applications / tools across the company have been decommissioned • Through 2Q17, operating costs reduced by ~12% since the beginning of 2016 <u>Finance</u> • Over 250 transformation projects underway • Created new teams to support common activities centrally, focusing on opportunities to streamline work <u>Marketing</u> • Created new organizational structure with five teams performing centralized, streamlined work as well as five business-specific marketing groups • Reduced the number of marketing agency vendors and negotiated enterprise-wide contracts, resulting in a fee reduction of 12% (2Q17 vs. 2Q16) • Simplified over 20 existing marketing communication development processes into one, resulting in improved controls and faster time-to-market <u>Technology</u> • Created four new teams performing centralized, streamlined work; defined operating models • Increased infrastructure and platforms available on-demand for self service from 85 to 845

Wells Fargo 2Q17 Supplement 17

Targeting $2 billion expense reduction by year-end 2018 (Slide 2 of 2)

We expect efficiency initiatives will reduce expenses by $2 billion annually by year-end 2018 and that those savings will support our investment in the business

Initiative and Targeted Savings	Examples of Initiatives Include:
Professional Services and Third Party Expenses **($200 million)**	• Appointed dedicated relationship manager for largest consulting engagements, and began in-depth review process • Operating monthly governance process to approve new consulting engagements • Adding internal capabilities and capacity to replace more expensive consulting firms where appropriate
Branch Optimization **($170 million)**	Plan to close ~450 branches in 2017–2018 to eliminate overlap and improve performance of the network - 93 branches closed YTD 2017 through June
Facilities **($150 million)**	Anticipate $130MM in 2017 savings from gains on building dispositions and workforce optimization with an additional $20MM in 2018
Travel **($100 million)**	Reduction in non-customer facing travel and expenses with focused efforts on virtual conferences and telepresence, as well as leveraging internal meeting spaces and services
Risk **($100 million)**	Capturing efficiencies as the corporate risk structure matures

We expect an additional $2 billion in annual expense reductions by the end of 2019; these savings are projected to go to the "bottom line"

Wells Fargo 2Q17 Supplement 18

Community Banking

($ in millions)		2Q17	vs 1Q17		vs 2Q16
Net interest income	$	7,548	(1)	%	2
Noninterest income		4,741	6		(2)
Provision for credit losses		623	(4)		(10)
Noninterest expense		7,223	-		9
Income tax expense		1,404	25		(16)
Segment net income	**$**	**2,993**	**(1)**	**%**	**(6)**
($ in billions)					
Avg loans, net	$	477.2	(1)		(2)
Avg deposits		727.2	1		3

($ in billions)	2Q17		1Q17	2Q16
Key Metrics:				
Total Retail Banking branches	5,977		6,028	6,111
Credit card penetration (1)(2)	45.5	%	45.5	45.6

($ in billions)		2Q17	vs 1Q17		vs 2Q16
Auto Originations	$	4.5	(17)	%	(45)
Home Lending					
Applications	$	83	41	%	(13)
Application pipeline		34	21		(28)
Originations		56	27		(11)
Residential HFS production margin (3)		1.24 %	(44)	bps	(42)

- Net income of $3.0 billion, down 6% YoY and down 1% LQ

Key metrics

- See pages 20 and 21 for additional information
- 5,977 retail bank branches reflect 54 branch consolidations in 2Q17
- Credit card penetration (1)(2) of 45.5% stable LQ
- Consumer auto originations of $4.5 billion, down 17% LQ and 45% YoY reflecting our tighter underwriting standards
- Mortgage originations of $56 billion, up 27% LQ due to seasonality, and down 11% YoY
  - 75% of originations were for purchases, compared with 61% in 1Q17 and 60% in 2Q16
  - Correspondent channel was 55% of originations vs. 50% in 1Q17 and 44% in 2Q16
  - 1.24% residential held for sale production margin (3) reflected competitive environment and mix shift

(1) Metrics reported on a one-month lag from reported quarter-end; for example 2Q17 data as of May 2017 compared with May 2016. (2) Penetration defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Credit card household penetration rates have not been adjusted to reflect the impact of the potentially unauthorized accounts identified by PwC late in 2016 because the maximum impact in any one quarter was not greater than 86 bps, or ~2%. (3) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 2Q17 Supplement 19

Community Banking metrics

In 2Q17 existing customers continued to actively use their accounts

Branch and Digital Activity *(in millions, unless otherwise noted)*	2Q17	1Q17	4Q16	3Q16	2Q16	vs. 1Q17	vs. 2Q16
Branch and ATM Interactions (1)	379.9	367.4	382.7	396.3	393.3	3%	-3%
Digital (Online and Mobile) Secure Sessions (2)	1,436.2	1,401.2	1,427.0	1,428.8	1,369.1	2%	5%

- Branch and ATM interactions (1) of 379.9 million in 2Q17 up 3% LQ reflecting seasonality, and down 3% YoY on lower branch and ATM interactions, primarily reflecting continued customer migration to virtual channels
- Total digital secure sessions (2) of 1,436.2 million, up 2% LQ and 5% YoY reflecting continued increases in digital adoption

Customers and Active Accounts *(in millions, unless otherwise noted)*	2Q17	1Q17	4Q16	3Q16	2Q16	vs. 1Q17	vs. 2Q16
Digital (Online and Mobile) Active Customers	27.9	27.9	27.4	27.4	27.4	0%	2%
Primary Consumer Checking Customers (2) (3)	23.6	23.5	23.6	23.6	23.5		0.7%
Consumer General Purpose Credit Card Active Accounts (4)(5)	7.7	7.6	7.9	7.8	7.6	2%	2%

- Digital (online and mobile) active customers of 27.9 million, stable LQ and up 2% YoY
  - 20.4 million mobile active customers, up 1% LQ
    - Mobile active customers surpassed our desktop active customers for the first time in May
- Primary consumer checking customers (2) (3) of 23.6 million, up modestly LQ, and up 0.7% YoY
- Consumer general purpose credit card active accounts (4) (5) of 7.7 million, up 2% LQ on seasonality and up 2% YoY on stronger customer engagement

(1) A customer communication or transaction qualifies as a customer traffic interaction, which is consistent with the definition used by management for each customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the Company's Retail Banking business.
(2) Metrics reported on a one-month lag from reported quarter-end; for example, 2Q17 data as of May 2017 compared with May 2016.
(3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
(4) Accounts having at least one POS transaction, including POS reversal, during the period.
(5) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 2Q17 Supplement 20

Community Banking metrics

Balances and Activity (in millions, unless otherwise noted)		2Q17	1Q17	4Q16	3Q16	2Q16	vs. 1Q17	vs. 2Q16
Deposits ($ in billions)								
Consumer and Small Business Banking Deposits [1] (Average)	$	760.1	758.8	749.9	739.1	726.4	0%	5%
Debit Cards [2]								
POS Transactions		2,101	1,964	2,040	2,030	2,018	7%	4%
POS Purchase Volume *(billions)*	$	80.6	75.7	78.4	76.0	76.4	6%	6%
Consumer General Purpose Credit Cards [3] ***($ in billions)***								
POS Purchase Volume	$	17.9	16.2	18.0	17.4	17.2	11%	4%
Outstandings (Average)		27.1	27.3	27.1	26.4	25.3	-1%	7%

- Average consumer and small business banking deposit balances [1] stable LQ and up 5% YoY
- Debit cards [2] and consumer general purpose credit cards [3]:
  - Point-of-sale debit card transactions up 7% LQ on seasonality and up 4% YoY on stronger POS usage per account
  - Point-of-sale debit card purchase volume up 6% LQ on seasonality and up 6% YoY on stronger usage per account and a modest increase in the average transaction amount
  - Point-of-sale consumer general purpose credit card purchase volume up 11% LQ on seasonality and up 4% YoY on active account growth and increased spend per account
  - Consumer general purpose credit card average balances of $27.1 billion down 1% LQ, and up 7% YoY on higher spend per active account and higher transaction volume

Customer Experience Survey Scores with Branch (period-end)	2Q17	1Q17	4Q16	3Q16	2Q16	vs. 1Q17	vs. 2Q16
Customer Loyalty	58.8%	57.9%	55.5%	57.7%	62.3%	80 bps	(358)
Overall Satisfaction with Most Recent Visit	77.8%	77.6%	76.4%	75.7%	77.7%	12	10

- With over 400,000 branch customer experience surveys completed during the second quarter, 'Overall Satisfaction with Most Recent Visit' and 'Loyalty' scores in June reached highest levels since August 2016

(1) Average consumer and small business banking deposits for each of 2Q17, 1Q17 and 4Q16 included $2.1 billion of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment.
(2) Combined consumer and business debit card activity.
(3) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 2Q17 Supplement 21

Wholesale Banking

($ in millions)		2Q17	vs 1Q17	vs 2Q16
Net interest income	$	4,278	3 %	9
Noninterest income		2,673	(8)	(21)
Provision for credit losses		(65)	51	n.m.
Noninterest expense		4,078	(3)	1
Income tax expense		559	(25)	(30)
Segment net income	**$**	**2,388**	**13 %**	**15**
($ in billions)				
Avg loans, net	$	464.9	-	3
Avg deposits		463.0	(1)	9

($ in billions)		2Q17	vs 1Q17	vs 2Q16
Key Metrics:				
Commercial card spend volume (1)	$	7.6	6 %	15
U.S. investment banking market share (2)		3.6 %		

- Net income of $2.4 billion, up 15% YoY and up 13% LQ
- Net interest income up 3% LQ reflecting higher trading related income, increased loan yields and one additional day in the quarter
- Noninterest income down 8% LQ as lower trading and lower principal investing gains were partially offset by higher commercial real estate brokerage commissions, higher loan fees and higher investment banking; down 21% YoY which included the gain on sale of our health benefit services business in 2Q16
- Provision for credit losses improved $22 million LQ reflecting lower losses in the oil and gas portfolio
- Noninterest expense down 3% LQ driven by lower personnel expense from seasonally high 1Q17
- Income tax reflected the benefit recognized as a result of our agreement to sell Wells Fargo Insurance Services

Treasury Management

- Treasury management revenue up 1% YoY reflecting new product sales
- Commercial card spend volume (1) of $7.6 billion, up 15% YoY on growth in customer spend and up 6% LQ

Investment Banking

- YTD 2017 U.S. investment banking market share of 3.6% (2) vs. YTD 2016 (2) of 4.5% and full year 2016 of 4.4%

(1) Includes commercial card volume for the entire company.
(2) Year to date (YTD) through June. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 2Q17 Supplement
22

Wealth and Investment Management

($ in millions)		2Q17	vs 1Q17		vs 2Q16
Net interest income	$	1,127	5	%	21
Noninterest income		3,055	(2)		2
Provision for credit losses		7	n.m.		n.m.
Noninterest expense		3,075	(4)		3
Income tax expense		417	15		16
Segment net income	$	**682**	**9**	%	**17**
($ in billions)					
Avg loans, net	$	71.7	1		7
Avg deposits		188.2	(4)		3

($ in billions, except where noted)		2Q17	vs 1Q17		vs 2Q16
Key Metrics:					
WIM Client assets (1) *($ in trillions)*	$	1.8	1	%	8
Retail Brokerage					
Financial advisors		14,527	(1)		(3)
Advisory assets	$	503	3		13
Client assets *($ in trillions)*		1.6	1		8
Wealth Management					
Client assets		236	-		5
Wells Fargo Asset Management					
Total AUM (2)		487	1		1
Wells Fargo Funds AUM		193	(1)		(11)
Retirement					
IRA assets		390	2		6
Institutional Retirement Plan assets		375	4		11

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $682 million, up 17% YoY and up 9% LQ
- Net interest income up 5% LQ, and up 21% YoY on loan and deposit growth and higher interest rates
- Noninterest income down 2% LQ primarily due to lower gains on deferred compensation plan investments (offset in employee benefits expense), and lower other fee income, partially offset by higher asset-based fees
- Noninterest expense down 4% LQ reflecting lower personnel expense from a seasonally high 1Q17, lower other non-personnel expense, and lower deferred compensation plan expense (offset in trading revenue), partially offset by higher operating losses

WIM Segment Highlights
- WIM total client assets reached a record-high of $1.8 trillion, up 8% YoY driven by higher market valuations and continued positive net flows
- 2Q17 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were up 12% LQ

Retail Brokerage
- Advisory assets of $503 billion, up 3% LQ, and up 13% YoY primarily driven by higher market valuations and positive net flows

Wells Fargo Asset Management
- Total AUM (2) up 1% LQ, and up 1% YoY primarily due to higher market valuations and assets acquired during 2016, partially offset by net outflows
- Strong performance in active equity with 70% of active equity mutual funds outperforming their respective benchmarks YTD through the end of June

Wells Fargo 2Q17 Supplement 23

Credit quality


Provision Expense and Net Charge-offs
($ in millions)
1,074
924
805 805
805
905
605
805
555
655
0.39%
0.33%
0.37%
0.34%
0.27%
2Q16
3Q16
4Q16
1Q17
2Q17
Provision Expense
Net Charge-offs
Net Charge-off Rate


Nonperforming Assets
($ in billions)
13.1
1.1
12.0
12.0
1.0
11.0
11.4
1.0
10.4
10.7
0.9
9.8
9.8
0.8
9.1
2Q16
3Q16
4Q16
1Q17
2Q17
Nonaccrual loans
Foreclosed assets

- Net charge-offs of $655 million, down $150 million, or 19%, LQ
- $100 million reserve release reflected credit improvement across auto, residential mortgage and commercial portfolios, partially offset by deterioration in unsecured consumer exposure, primarily credit card
- 0.27% net charge-off rate
  - Commercial losses of 6 bps, down 5 bps LQ on lower losses in the oil and gas portfolio
  - Consumer losses of 51 bps, down 8 bps LQ driven by lower auto losses and consumer real estate recoveries
- NPAs decreased $827 million LQ
  - Nonaccrual loans decreased $703 million on a $321 million decline in commercial nonaccruals and a $382 million decline in consumer nonaccruals
  - Foreclosed assets declined $124 million
- Allowance for credit losses = $12.1 billion
  - Allowance covered 4.6x annualized 2Q17 net charge-offs
- Oil and gas loan portfolio of $12.7 billion, stable LQ and down 25% YoY
  - $20 million of net charge-offs in 2Q17, down $81 million LQ
  - Nonaccrual loans of $1.8 billion, down $232 million LQ
  - Criticized loans of $4.6 billion, down $559 million, or 11% LQ
  - Allowance for credit losses allocated for the oil and gas portfolio = 7.5% of total oil and gas loans outstanding

Wells Fargo 2Q17 Supplement
24

Capital

Common Equity Tier 1 Ratio (Fully Phased-In) (1)


10.6%
10.7%
10.8%
11.2%
11.6%
2Q16
3Q16
4Q16
1Q17
2Q17 Estimated

Capital Position

- Common Equity Tier 1 ratio well above the regulatory minimum and our internal target
  - Common Equity Tier 1 ratio (fully phased-in) of 11.6% at 6/30/17 (1) increased LQ primarily due to higher Common Equity Tier 1 and lower risk-weighted assets

Capital Return

- Received a non-objection to our 2017 Capital Plan from the Federal Reserve
- Period-end common shares outstanding down 30.0 million LQ
  - Settled 43.0 million common share repurchases
  - Issued 13.0 million common shares
- Strong capital levels allowed us to continue to return capital to shareholders
  - Returned $3.4 billion to shareholders in 2Q17
  - Net payout ratio (2) of 63% in 2Q17

Total Loss Absorbing Capacity (TLAC) Update

- As of 6/30/2017, we estimate that our eligible external TLAC as a percentage of total risk-weighted assets was 23.0% compared with an expected 1/1/2019 required minimum of 22.0%

(1) 2Q17 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 32 for additional information regarding capital ratios.

(2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Wells Fargo 2Q17 Supplement
25

Wells Fargo 2Q17 Supplement 26 2Q17 Summary  Strong earnings of $5.8 billion - Diluted EPS of $1.07  Revenue of $22.2 billion on higher net interest income  Solid returns - ROA = 1.21% - ROE = 11.95% • ROTCE (1) = 14.26%  Strong balance sheet with high levels of capital and liquidity, and record average deposits  Growth in long-term drivers of the business - Average loans up $6.1 billion, or 1%, YoY - Average deposits up $64.5 billion, or 5%, YoY  Diversified and high quality loan portfolio - Strong credit quality with net charge-offs of 0.27% of average loans (annualized) - Maintained our risk and pricing discipline  Returned $3.4 billion to shareholders through common stock dividends and net share repurchases - Net payout ratio of 63%  Received a non-objection to our 2017 Capital Plan from the Federal Reserve - Expect to increase 3Q17 common stock dividend to $0.39 per share from $0.38 per share, subject to approval by the Company’s Board of Directors - Plan included up to $11.5 billion of gross common stock repurchases, subject to management discretion, for the 4 quarter period from 3Q17-2Q18 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 33 for additional information.

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)		2Q17		1Q17
Real estate 1-4 family first mortgage loans:	$	276,566		274,633
Nonaccrual loans		4,413		4,743
as % of loans		1.60	%	1.73
Net charge-offs	$	(16)		7
as % of average loans		(0.02)	%	0.01
Real estate 1-4 family junior lien mortgage loans:	$	42,747		44,333
Nonaccrual loans		1,095		1,153
as % of loans		2.56	%	2.60
Net charge-offs	$	(4)		23
as % of average loans		(0.03)	%	0.21

- Pick-a-Pay PCI portfolio
  - Sold $569 million of loans in 2Q17
  - Remaining nonaccretable difference of $448 million
  - Accretable yield balance of $9.1 billion, down $916 million LQ driven by 2Q17 accretion and the sale of loans in 2Q17
    - Weighted average life of 6.4 years down from 6.7 years in 1Q17 reflecting run-off
    - 2Q17 accretable yield percentage of 9.47% expected to decline to ~9.32% in 3Q17 reflecting the 2Q17 sale of loans

- First lien mortgage loans up $1.9 billion LQ as nonconforming mortgage growth was partially offset by a decline in Pick-a-Pay loan balances
  - Nonconforming mortgage loans increased $7.3 billion to $177.1 billion (1)
  - First lien home equity lines of $14.3 billion, down $434 million
- First lien credit performance
  - Nonaccrual loans down $330 million, or 13 bps, LQ
  - Net charge-offs down $23 million LQ to a net recovery of $16 million
- Pick-a-Pay non-PCI portfolio
  - Loans of $14.8 billion, down 5% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $169 million, or 12%, LQ
  - Net recovery of $12 million, up $4 million LQ
  - Current average LTV of 51% (2)
- Junior lien mortgage loans down $1.6 billion, or 4%, LQ as paydowns more than offset new originations
  - Junior lien nonaccrual loans down $58 million, or 5%, LQ
  - Junior lien net charge-offs down $27 million LQ to a net recovery of $4 million

(1) Nonconforming mortgages originated post February 2009.
(2) The current loan-to-value (LTV) ratio is calculated as the net carrying value divided by the collateral value.

Wells Fargo 2Q17 Supplement 28

Consumer credit card portfolio

($ in millions)		2Q17		1Q17
Credit card outstandings	$	35,305		34,742
Net charge-offs		320		309
as % of avg loans		3.67	%	3.54
Key Metrics:				
Purchase volume	$	19,996		17,917
POS transactions *(millions)*		297		271
New accounts [(1)] *(thousands)*		395		358
POS active accounts *(thousands)* [(2)]		8,560		8,442
Penetration [(3)(4)]		45.5	%	45.5

- Credit card outstandings up 2% LQ reflecting seasonality, and up 3% YoY; general purpose credit card outstandings up 2% LQ and 6% YoY reflecting active account growth
  - Credit card household penetration [(3)] [(4)] of 45.5%, flat LQ and down 14 bps YoY
  - Purchase dollar volume up 12% LQ reflecting seasonality, and up 3% YoY
  - New accounts [(1)] up 10% LQ and down 42% YoY
- Net charge-offs up $11 million, or 13 bps, LQ on seasonality, and up $50 million, or 42 bps, YoY principally from portfolio growth and seasoning of newer vintages
- POS active accounts [(2)] up 1% LQ on seasonality and 1% YoY

(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.
(3) Penetration as of May 2017 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships.
(4) Credit card household penetration rates have not been adjusted to reflect the impact of the potentially unauthorized accounts identified by PwC late in 2016 because the maximum impact in any one quarter was not greater than 86 bps, or ~2%.

Wells Fargo 2Q17 Supplement 29

Wells Fargo 2Q17 Supplement 30 Auto portfolios Consumer Portfolio  Auto outstandings of $58.0 billion down 4% LQ and 6% YoY - 2Q17 originations of $4.5 billion down 17% LQ and 45% YoY reflecting our tighter underwriting standards  Nonaccrual loans increased $3 million LQ and decreased $7 million YoY  Net charge-offs down $41 million LQ on seasonality and up $36 million YoY predominantly driven by higher severity  30+ days past due increased $142 million LQ and increased $225 million YoY on weaker market conditions Commercial Portfolio  Loans of $11.5 billion down 2% LQ and up 7% YoY on higher dealer floor plan utilization ($ in millions) 2Q17 1Q17 Auto outstandings $ 56,006 58,232 Nonaccrual loans 102 98 as % of loans 0.18% 0.17 Net charge-offs $ 122 162 as % of avg loans 0.86% 1.11 30+ days past due $ 1,424 1,284 as % of loans 2.54% 2.20 Auto outstandings $ 1,952 2,176 Nonaccrual loans 2 3 as % of loans 0.10% 0.14 Net charge-offs $ 4 5 as % of avg loans 0.73% 0.90 30+ days past due $ 14 12 as % of loans 0.72% 0.55 Commercial: Auto outstandings $ 11,494 11,745 Nonaccrual loans 13 31 as % of loans 0.11% 0.26 Net charge-offs $ 4 n.m. as % of avg loans 0.13 % n.m. Indirect Consumer: Direct Consumer:

Wells Fargo 2Q17 Supplement 31 Student lending portfolio  $12.2 billion private loan outstandings down 3% LQ and 1% YoY - Average FICO of 760 and 82% of the total outstandings have been co-signed - Originations down 26% YoY driven by lower customer sentiment  Net charge-offs increased $5 million LQ due to seasonality of repayments and increased $2 million YoY  30+ days past due decreased $28 million LQ and decreased $18 million YoY ($ in millions) 2Q17 1Q17 Private outstandings $ 12,177 12,493 Net charge-offs 36 31 as % of avg loans 1.18% 1.00 30+ days past due $ 178 206 as % of loans 1.46% 1.65

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Total equity		$	**206.1**	202.5	200.5	204.0	202.7
Adjustments:							
Preferred stock			**(25.8)**	(25.5)	(24.6)	(24.6)	(24.8)
Additional paid-in capital on ESOP preferred stock			**(0.1)**	(0.2)	(0.1)	(0.1)	(0.2)
Unearned ESOP shares			**2.1**	2.5	1.6	1.6	1.9
Noncontrolling interests			**(0.9)**	(1.0)	(0.9)	(1.0)	(1.0)
Total common stockholders' equity			**181.4**	178.3	176.5	179.9	178.6
Adjustments:							
Goodwill			**(26.6)**	(26.7)	(26.7)	(26.7)	(27.0)
Certain identifiable intangible assets (other than MSRs)			**(2.1)**	(2.4)	(2.7)	(3.0)	(3.4)
Other assets (2)			**(2.2)**	(2.1)	(2.1)	(2.2)	(2.0)
Applicable deferred taxes (3)			**1.6**	1.7	1.8	1.8	1.9
Investment in certain subsidiaries and other			**(0.2)**	(0.1)	(0.4)	(2.0)	(2.5)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		**151.9**	148.7	146.4	147.8	145.6
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	**1,312.6**	1,324.5	1,358.9	1,380.0	1,372.9
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		**11.6%**	11.2	10.8	10.7	10.6

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company's capital position.

(2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2017, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2017, and December 31, September 30 and June 30, 2016, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's June 30, 2017, RWAs and capital ratio are preliminary estimates.

Wells Fargo 2Q17 Supplement

32

Wells Fargo 2Q17 Supplement 33 Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Jun 30, 2017 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,404 Average total equity 205,968 Adjustments: Preferred stock (25,849) Additional paid-in capital on ESOP preferred stock (144) Unearned ESOP shares 2,366 Noncontrolling interests (910) Average common stockholders’ equity (B) 181,431 Adjustments: Goodwill (26,664) Certain identifiable intangible assets (other than MSRs) (2,303) Other assets (2) (2,160) Applicable deferred taxes (3) 1,648 Average tangible common equity (C) $ 151,952 Return on average common stockholders' equity (ROE) (A)/(B) 11.95 % Return on average tangible common equity (ROTCE) (A)/(C) 14.26 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo 2Q17 Supplement 34 Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our second quarter 2017 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 31 of the press release announcing our 2Q17 results for additional information regarding the purchased credit-impaired loans.